UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

AMERICAN ECOLOGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	0-11688	95-3889638
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard, Suite 300 Boise, Idaho	83706
(Address of principal executive offices)	(Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

1

Item 7.01 Regulation FD Disclosure

On September 20, 2006 the Company reached final settlement with its insurance carrier fully resolving the business interruption claim resulting from a July 2004 fire at its Robstown, Texas facility. The Company expects to recognize approximately $672,000 in operating income from this settlement during the quarter ending on September 30, 2006. After giving effect to the settlement, the Company has no outstanding claims against its insurance carrier in relation to this matter.

The information in this report is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

American Ecology Corporation
(Registrant)

Date: September 20, 2006	/s/ Jeffrey R. Feeler
Jeffrey R. Feeler
Vice President, Controller and
Chief Accounting Officer

2